Exhibit 10.17

Execution Copy

Confidential Treatment Requested by TransMontaigne Partners L.P.

FIRST AMENDMENT TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

BATTLEGROUND OIL SPECIALTY TERMINAL COMPANY LLC

A Delaware Limited Liability Company

This First Amendment to the Amended and Restated Limited Liability Company Agreement (the “First Amendment”) of Battleground Oil Specialty Terminal Company LLC (the “Company”) is executed effective as of December 20, 2012, by and among the undersigned parties.  Any capitalized terms used in this First Amendment which are not defined herein shall have the meanings respectively ascribed to them in the LLC Agreement (as defined below).

Recitals

WHEREAS, the Company was formed as a Delaware limited liability company pursuant to the Delaware Limited Liability Company Act upon the filing of the Certificate of Formation of Battleground Oil Specialty Terminal Company LLC with the office of the Secretary of State of the State of Delaware on May 26, 2011;

WHEREAS, TransMontaigne Operating Company L.P. (“TransMontaigne”), as the initial sole member of the Company, adopted the Limited Liability Company Agreement of the Company dated as of May 26, 2011 (the “May 2011 LLC Agreement”);

WHEREAS, in order to create a joint venture to pursue the business of the Company, TransMontaigne and Kinder Morgan Battleground Oil LLC (“Kinder Morgan”) entered into (i) that certain Contribution and Redemption Agreement (the “Contribution Agreement”), dated as of October 18, 2011, by and among, TransMontaigne, Kinder Morgan and the Company and (ii) that certain Amended and Restated Limited Liability Company Agreement of the Company, dated October 18, 2011 (the “LLC Agreement”), which amended and restated the May 2011 LLC Agreement in its entirety;

WHEREAS, upon consummation of the transactions contemplated in the Contribution Agreement, each of TransMontaigne and Kinder Morgan was the record and beneficial owner of fifty percent (50%) of the outstanding Class A Units issued by the Company;

WHEREAS, pursuant to the terms of that certain Redemption Agreement dated December 29, 2011, the Company redeemed all of TransMontaigne’s Class A Units in the Company pursuant to Section 5.2(b)(i) and Section 5.11(a) of the LLC Agreement (the “Redemption”);

WHEREAS, immediately after the Redemption, TransMontaigne was withdrawn as a Member of the Company;

WHEREAS, pursuant to Section 5.11(e) of the LLC Agreement, during the TransMontaigne Purchase Right Period, TransMontaigne had the TransMontaigne Purchase Right;

WHEREAS, pursuant to Section 5.11(e) of the LLC Agreement, immediately prior to the execution of this Agreement, TransMontaigne elected to exercise the TransMontaigne Purchase Right and purchase from Kinder Morgan 6,338,832.39 Class A Units in the Company (the “Acquired Purchase Option Units”), representing forty-two and one-half percent (42.5%) of the outstanding Class A Units in the Company, and the Parties entered into that certain Purchase Agreement dated December 20, 2012 in order to effectuate the exercise of the TransMontaigne Purchase Right;

WHEREAS, immediately following delivery of the Acquired Purchase Option Units to TransMontaigne in accordance with the terms and conditions of this Agreement and Section 5.11(e)(i) of the LLC Agreement, TransMontaigne was admitted as a Substituted Member in respect thereof and was deemed a Principal Member under the LLC Agreement;

WHEREAS, Section 12.3 of the LLC Agreement requires Supermajority Approval to make certain modifications to the LLC Agreement; and

WHEREAS, TransMontaigne and Kinder Morgan, whose approval constitute Supermajority Approval, desire to make certain amendments to the LLC Agreement as set forth herein.

Amendment

NOW THEREFORE BE IT RESOLVED, that the LLC Agreement is hereby amended as set forth below:

1.                                      The definition of “Applicable Price per Unit” contained in Article I of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Price per Unit” means, with respect to any Additional Capital Contribution, and issuance of Class A Units in exchange therefor, the value ascribed by the Board to one Class A Unit, in its reasonable judgment, taking into account the capitalization, assets and liabilities of the Company and such other factors as the Board may reasonably consider; provided that if such Applicable Price per Unit was not approved by a Manager appointed to the Board by each Principal Member, then within five (5) Business Days after receipt of a Mandatory Capital Call or an Optional Capital Call (for the avoidance of doubt, in each case, including the Applicable Price per Unit) by any Principal Member that did not have any Manager appointed by it to the Board approve such Applicable Price Per Unit, such Principal Member may deliver a written notice to the Board disputing in good faith the Applicable Price per Unit, and upon receipt of any such notice the Company shall retain a nationally recognized independent (of the Company and Principal Members and their respective Affiliates) valuation firm, which shall render a valuation of the Applicable Price per Unit as soon as reasonably practicable, but not more than thirty (30) Days after being retained, and such valuation shall be the Applicable Price per Unit, binding on the Company and the Members with respect to the issuance of Class A Units that is the subject of such Additional Capital Contribution; provided, further, that if a

Confidential Treatment Requested

valuation firm is used to determine the Applicable Price per Unit, no Principal Member shall have the right to dispute the Applicable Price per Unit within the six (6) months following the determination by the valuation firm.

2.                                      The definition of “Approved Project” contained in Article I of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“Approved Project” means the Project and any Future Project.

3.                                      Article I is hereby amended by adding the following definition of “Approving Class A Member”:

“Approving Class A Member” has the meaning set forth in Section 5.4(b).

4.                                      The definition of “Future Project” contained in Article I of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“Future Project” means a Future Project Opportunity that is approved by Majority Approval of the Board; provided, however, that Supermajority Approval shall be required for any Future Project Opportunity with respect to which the President of the Company has in good faith projected an unlevered internal rate of return of less than a rate equal to [**].

5.                                      The definition of “Independent Accountants” contained in Article I of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“Independent Accountants” means an accounting firm approved by Supermajority Approval that is registered with the Public Company Accounting Oversight Board and is independent of the Company and each of the Principal Members in accordance with the Securities Act, the Exchange Act and the rules and regulations promulgated under each.

6.                                      Article I is hereby amended by adding the following definition of “Initial Optional New Project Capital Call”:

“Initial Optional New Project Capital Call” has the meaning set forth in Section 5.2(c).

7.                                      The definition of “Interested Party Transaction” contained in Article I of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“Interested Party Transaction” means any transaction or agreement (or proposed transaction or agreement), any guaranty or the purchase, sale, lease or exchange of property (tangible or intangible), or the rendering of any service, involving the Company, on the one hand, and any Interested Party, on the other hand, including (i) any exercise or waiver of rights of the Company under this

Agreement with respect to an action taken or to be taken by a Member hereunder and (ii) for the avoidance of doubt, any transaction with respect to or relating to the Property (or any other real property acquired by the Company) involving any Interested Party or the use of the Property or such other real property by any Interested Party other than, as applicable, through the use of the Property or such other real property by the Company in the conduct of its business.

8.                                      Article I is hereby amended by adding the following definition of “LIBOR”:

“LIBOR” means the rate per annum equal to the offered rate that displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. dollars for an interest period of one month as in effect on such Day.

9.                                      Article I is hereby amended by adding the following definition of “Non-Approving Class A Member”:

“Non-Approving Class A Member” has the meaning set forth in Section 5.4(b).

10.                               Article I is hereby amended by adding the following definition of “Non-Approving Class A Member Notice”:

“Non-Approving Class A Member Notice” has the meaning set forth in Section 5.4(b).

11.                               The definition of “Optional Curing Payments” contained in Article I of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“Optional Curing Payments” has the meaning set forth in Section 5.4(a).

12.                               The definition of “Optional Default Interest Rate” contained in Article I of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“Optional Default Interest Rate” means a rate per annum equal to the lesser of (a) four percent (4%) plus a varying rate per annum that is equal to LIBOR, with adjustments in that varying rate to be made on the same date as any changes in that rate, and (b) the maximum rate permitted by applicable law, in each case accruing daily and compounding on a quarterly basis.

13.                               The definition of “Optional Deficiency” contained in Article I of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“Optional Deficiency” has the meaning set forth in Section 5.4(a).

14.                               The definition of “Optional Deficiency Notice” contained in Article I of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“Optional Deficiency Notice” has the meaning set forth in Section 5.4(a).

15.                               The definition of “Optional Fully Contributing Member” contained in Article I of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“Optional Fully Contributing Member” has the meaning set forth in Section 5.4(a).

16.                               The definition of “Optional Lending Members” contained in Article I of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“Optional Lending Members” has the meaning set forth in Section 5.4(a)(i)(A).

17.                               Article I is hereby amended by adding the following definition of “Optional New Project Capital Call Information”:

“Optional New Project Capital Call Information” has the meaning set forth in Section 5.4(b).

18.                               Article I is hereby amended by adding the following definition of “Optional New Project Deficiency”:

“Optional New Project Deficiency” has the meaning set forth in Section 5.4(b)(ii).

19.                               Article I is hereby amended by adding the following definition of “Optional New Project Fully Contributing Member”:

“Optional New Project Fully Contributing Member” has the meaning set forth in Section 5.4(b)(i).

20.                               The definition of “Optional Non-Fully Contributing Member” contained in Article I of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“Optional Non-Fully Contributing Member” has the meaning set forth in Section 5.4(a).

21.                               Article I is hereby amended by adding the following definition of “Subsequent Optional New Project Capital Call”:

“Subsequent Optional New Project Capital Call” has the meaning set forth in Section 5.2(c).

22.                               Section 1.2 of the LLC Agreement is hereby amended by restating Section 1.2(p) and adding a new Section 1.2(q) to read as follows:

(p)                                 references to any Person include successors of such Person and transferees of such Person which acquire such Person’s Membership Interests as permitted in and in accordance with this Agreement; and

Confidential Treatment Requested

(q)                                 any required approval or consent of the Board or any Member hereunder with respect to the Company shall apply mutatis mutandis with respect to any direct or indirect subsidiaries of the Company.

23.                               Section 2.3 of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

2.3                               Principal Place of Business.  The principal place of business of the Company is located at One Allen Center, 500 Dallas St., Suite 1000, Houston, TX 77002.  The Company may locate its place of business, other or additional offices and the Company’s registered office at any other place or places, and may seek qualification of the Company to conduct business in such other jurisdictions, as the Board may from time to time deem advisable with notice to the Members.

24.                               Section 5.2(c) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

(c)                                  New Project Capital Calls.  In addition to Phase I Capital Calls and subject to Section 5.1, upon Majority Approval of the Board of a New Project, or upon Supermajority Approval of a New Project for those New Projects described in Section 7.7(a)(xvii), as applicable, the Company may call for additional capital necessary to fund such New Project (each such call, a “New Project Capital Call”) by written notice (a “New Project Notice”) to each of the Class A Members setting forth the aggregate amount of capital required and each Class A Member’s Pro Rata portion thereof.  If the aggregate amount of capital requested in the New Project Capital Call relating to a New Project, together with all amounts previously called pursuant to New Project Capital Calls relating to such New Project, is in an aggregate amount equal to or less than [**] (each such New Project Capital Call, a “Mandatory New Project Capital Call”), then each Class A Member shall have the right and obligation to make an Additional Capital Contribution in an amount equal to its Pro Rata portion of the amount required by the applicable Mandatory New Project Capital Call in accordance with the Mandatory New Project Capital Call.  Upon the issuance of a New Project Capital Call relating to a New Project that, together with all amounts previously called pursuant to New Project Capital Calls relating to such New Project, is for an aggregate amount in excess of [**] (each such New Project Capital Call, an “Initial Optional New Project Capital Call”), the Company shall provide notice to the Class A Members that the provisions of Section 5.4(b) shall apply to such Initial Optional New Project Capital Call.  The Class A Members shall have the right in accordance with the applicable Initial Optional New Project Capital Call, but (subject to Section 5.4(b)) shall have no obligation, to make an Additional Capital Contribution with respect to any portion of such Initial Optional New Project Capital Call, and all future New Project Capital Calls relating to the development and construction of such New Project (each, a “Subsequent Optional New Project Capital Call”, and together with the Initial Optional New Project Capital Call, a “Optional New Project Capital Call”).  Each New Project Capital Call shall state (i) the aggregate amount of the additional capital called for, (ii) the payment date or payment schedule (it being understood and agreed that unless each of the Principal Members otherwise agrees, the first payment of Additional Capital Contribution may not be less than ten (10) Business Days after (x) the delivery of the Mandatory New Project Capital Call, (y) in the case of the Initial Optional New Project Capital Call, the earlier of (1) the delivery of the Non-Approving Class A Member Notice, or (2) the expiration of the 90-Day period during which a Non-Approving Class A Member may deliver a Non-Approving Class A Member Notice pursuant to Section 5.4(b), or (z) the delivery of the Subsequent Optional New Project Capital Call, as applicable), (iii) the purposes for which the additional capital will be utilized in reasonable detail, (iv) any available financial projections and other reasonable detail and information with respect to such New Project, including the anticipated aggregate cost to construct and develop such New Project, the sources and uses of any required capital, the identity of any parties involved, the material terms of any actual or proposed material contracts, the anticipated timing for completion and any material known risks or liabilities, (v) the actual expenditures incurred through the date of such New Project Capital Call, (vi) a detailed explanation for any material variance from the applicable LLC Budget and (vii) the Applicable Price per Unit, which, unless otherwise agreed to by all of the Principal Members, shall apply to all New Project Capital Calls made with respect to such New Project until the earlier to occur of (x) the completion of such New Project or (y) three years from the date of the New Project Notice related to such New Project Capital Call.  All Mandatory New Project Capital Calls are mandatory, but each Class A Member shall have the right, but not the obligation, exercisable in its sole discretion, to fund its Pro Rata portion of any Optional New Project Capital Call in accordance with Section 5.4(b); provided however, that a Class A Member that has elected Optional New Project Deficiency or is deemed to have elected Optional New Project Deficiency in accordance with Section 5.4(b)(ii) shall have no right to fund its Pro Rata portion of any Subsequent Optional New Project Capital Call with respect to such New Project.  The Class A Members acknowledge their intent that the Board should not split a large New Project into multiple smaller New Projects for the purpose of, and with the primary intent being, increasing the amount of New Project Capital Calls that are Mandatory New Project Capital Calls with respect to such New Projects that are substantially related.

25.                               Section 5.3(c) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

(c)                                  Adjustment of Exhibit A.  Upon the adjustment of the Membership Interests and issuance of Class A Units in the manner set forth in Sections 5.2(e), 5.3(b)(i), 5.3(b)(ii)(E), 5.4(a)(i)(E), 5.4(a)(ii) or 5.4(b)(iii), Exhibit A shall be deemed to be amended to reflect such adjustment.

26.                               Section 5.4 of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

5.4                               Remedies for Non-payment of Optional Capital Calls.

(a)                                 Except as provided in Section 5.4(b) with respect to an Optional New Project Capital Call, if a Class A Member fails to make an Additional Capital Contribution in an amount equal to its Pro Rata portion of such Optional Capital Call (an “Optional Non-Fully Contributing Member”), and if such failure continues for more than three (3) Days after the date on which such Additional Capital Contribution is due, then any Class A Member or Manager may notify the other Class A Members (the “Optional Deficiency Notice”) of the amount of the Optional Non-Fully Contributing Member’s unpaid portion (the “Optional Deficiency”), and the other Class A Members who have fully paid their respective Pro Rata portions of the Optional Capital Call (“Optional Fully Contributing Members”) may exercise any one or more of the following rights or remedies pursuant to Section 5.4(a)(i) or 5.4(a)(ii), acting collectively as a group as determined by a Majority Approval of the Optional Fully Contributing Members (with the amounts paid by any Optional Fully Contributing Member under such Sections 5.4(a)(i) or 5.4(a)(ii) referred to as “Optional Curing Payments”):

(i)                                     Loan: Permit the Optional Fully Contributing Members to elect to make advances to the Company Pro Rata (or in such other portions as they may unanimously agree) in the amount of the Optional Deficiency by giving written notice to the Company and the other Class A Members within ten (10) Business Days after the Optional Deficiency Notice.  Loans made under this Section 5.4(a)(i) shall be treated as follows:

(A)                               the amounts thus advanced shall be deemed to be non-recourse loans from the Optional Fully Contributing Members making such advances (“Optional Lending Members”) to the Optional Non-Fully Contributing Member;

(B)                               the Optional Non-Fully Contributing Member may elect to pay any such loans in full by providing written notice of such intention to the Optional Lending Members at any time prior to such Optional Non-Fully Contributing Member’s receipt of written notice from the Optional Lending Members or the Company that the Optional Lending Members have elected to exercise their rights pursuant to Section 5.4(a)(i)(E) and by, within ten (10) Business Days following delivery of such written notice to the Optional Lending Members of an election to repay such loans in full, paying in cash by wire transfer of immediately available funds an amount to each Optional Lending Member equal to such Optional Lending Member’s Pro Rata portion (relative to the other Optional Lending Members) of the unpaid principal balance of and accrued unpaid interest on such loan;

(C)                               the loans shall bear interest at the Optional Default Interest Rate from the date that the loan was made until the date that such loan, together with all interest accrued thereon, is repaid to the Optional Lending Members;

(D)                               all distributions from the Company that would otherwise be made to the Optional Non-Fully Contributing Member (whether before or after dissolution of the Company) shall, instead, be paid to the Optional Lending Members until the loans (including all interest accrued and unpaid thereon) have been repaid in full to the Optional Lending Members (with all such payments being applied first to interest earned and unpaid and then to principal) and any such payment to the Optional Lending Members shall be deemed for all purposes as if the cash had first been distributed to the Optional Non-Fully Contributing Member who then paid such cash to the Optional Lending Member as a payment on the loan;

(E)                                initially, a loan by any Optional Lending Member to an Optional Non-Fully Contributing Member as contemplated by this Section 5.4(a)(i) shall not be considered a Capital Contribution by the Optional Lending Member and shall not increase the Capital Account balance or Equity Percentage Interest of the Optional Lending Member; provided that, in the event the principal and interest of any such loan have not been repaid in full within one (1) year from the date of the loan, the Optional Lending Members (acting by Majority Approval of the Optional Lending Members) may at any time with thirty (30) Days advance written notice to the Company and the other Class A Members, elect to have the Company issue to each Optional Fully Contributing Member in respect of the Capital Call giving rise to the loan a number of Class A Units (net of and without duplication for any Class A Units previously issued to such Optional Fully Contributing Member in respect of the Additional Capital Contributions made pursuant to such Capital Call) equal to the quotient of (1) the sum of (x) the total Additional Capital Contributions made by such Optional Fully Contributing Member with respect to the applicable Capital Call plus (y) to the extent such Optional Fully Contributing Member is an Optional Lending Member, such Optional Lending Member’s Pro Rata portion (relative to the other Optional Lending Members) of the unpaid principal balance and accrued unpaid interest on such loan divided by (2) the Applicable Price per Unit for such Optional Fully Contributing Member; provided, that upon any such election and issuance pursuant to this Section 5.4(a)(i)(E), such loan (including all accrued interest thereon) shall be deemed to be paid, satisfied and discharged in full without any further liability or obligation on the part of the Optional Non-Fully Contributing Members; and

(F)                                 subject to the last proviso of Section 5.4(a)(i)(E), the Optional Lending Member(s) may, in addition to the other rights and remedies granted pursuant to this Agreement or available at Law or in equity, take any action (including court Proceedings) that such Optional Lending Member may deem appropriate to obtain payment when due by the Optional Non-Fully Contributing Member of the loan and all accrued and unpaid interest thereon, at the cost and expense of the Optional Non-Fully Contributing Member.

(ii)                                  Dilution.  Permit the Optional Fully Contributing Members to make Additional Capital Contributions Pro Rata (or in such other portions as they may agree) up to the amount of the Optional Deficiency by giving written notice to the Company and the other Class A Members within ten (10) Business Days after the Optional Deficiency Notice, specifying the amount that such Optional Fully Contributing Member agrees to contribute.  If, after the ten (10) Day period, the Optional Fully Contributing Members have not agreed to make advances, in the aggregate, equal to the full amount of the Optional Deficiency, the Company shall notify the Optional Fully Contributing Members of the remaining Optional Deficiency and the Optional Fully Contributing Members, whether or not they previously agreed to make Additional Capital Contributions with respect to such Optional Deficiency, will have the right, but not the obligation, to make further Additional Capital Contributions Pro Rata (or in such other portions as they may unanimously agree) up to the amount of the remaining Optional Deficiency by giving written notice to the Company and the other Class A Members within an additional five (5) Business Days after such notice from the notifying Optional Fully Contributing Member, specifying the additional amount that the Optional Fully Contributing Member agrees to contribute.  If, after such five (5) Business Day period, the Optional Fully Contributing Members have not agreed to make advances, in the aggregate, equal to the full amount of the remaining Deficiency, the Company shall notify the Optional Fully Contributing Members of the remaining Optional Deficiency and the Optional Fully Contributing Members that have agreed to pay their Pro Rata amount of the Optional Deficiency shall have the right to cure the remaining Optional Deficiency using either the remedy set forth in Section 5.4(a)(i) or this Section 5.4(a)(ii), as determined by Majority Approval of such Optional Fully Contributing Members.  Upon payment of any Additional Capital Contributions under this Section 5.4(a)(ii), the Company shall issue to each Optional Fully Contributing Member a number of Class A Units (net of and without duplication for any Class A Units previously issued to such Optional Fully Contributing Member in respect of such Additional Capital

Contributions) equal to the quotient of (A) the total Additional Capital Contributions made by such Optional Fully Contributing Member with respect to the applicable Capital Call (including any Additional Capital Contributions made pursuant to this Section 5.4(a)(ii)) divided by (B) the Applicable Price per Unit.

(b)                                 Notwithstanding anything to the contrary contained in this Agreement, upon the issuance of an Initial Optional New Project Capital Call with respect to any New Project, in addition to any other information required pursuant to Section 5.2(c), each Principal Member that did not have any Manager appointed by it to the Board approve such New Project, if any (a “Non-Approving Class A Member”), shall have the right, exercisable by delivering to the Company written notice within five (5) Business Days of its receipt of the notice of the Initial Optional New Project Capital Call, to receive such additional information (the “Optional New Project Capital Call Information”) reasonably related to such New Project (including such information that is reasonably necessary for such Non-Approving Class A Member to make an independent judgment about the risks and merits of the underlying investment related to such New Project), which the Company shall provide as soon as practicable following receipt of a request therefor from a Non-Approving Class A Member as provided above.  The Non-Approving Class A Member shall, within ninety (90) Days after the Company has provided notice of an Initial Optional New Project Capital Call and any applicable Optional New Project Capital Call Information in connection with such Initial Optional New Project Capital Call, deliver written notice (the “Non-Approving Class A Member Notice”) to the Company and any Class A Members that appointed a Manager to the Board who approved such New Project (an “Approving Class A Member”), indicating whether such Non-Approving Class A Member agrees to make an Additional Capital Contribution in an amount equal to its Pro Rata portion of the Initial Optional New Project Capital Call and Additional Capital Contributions in an amount equal to its Pro Rata portion of any Subsequent Optional New Project Capital Call with respect to such New Project.

(i)                                     In the event that any Non-Approving Class A Member delivers a Non-Approving Class A Member Notice electing to make an Additional Capital Contribution in an amount equal to its Pro Rata portion of the Initial Optional New Project Capital Call and any Subsequent Optional New Project Capital Call with respect to such New Project, then any such Non-Approving Class A Member, together with the Approving Class A Members (each, an “Optional New Project Fully Contributing Member”) shall make Additional Capital Contributions in accordance with Section 5.2(c).  In the event any Optional New Project Fully Contributing Member fails to make an Additional Capital Contribution in an amount equal to its Pro Rata portion of any Subsequent Optional New Project Capital Call, then (A) the amount of the Additional Capital Contribution equal to the Pro Rata portion of such Optional New Project Fully Contributing Member shall be deemed an Optional New Project Deficiency and the provisions of Section 5.4(b)(iii) shall apply to such amount, and (B) such Optional New Project Fully Contributing Member shall have no right to fund its Pro Rata portion of any Subsequent Optional New Project Capital Call with respect to such New Project without the Majority Approval of the Approving Class A Members.

(ii)                                  In the event that any Non-Approving Class A Member delivers a Non-Approving Class A Member Notice electing not to make an Additional Capital Contribution in an amount equal to its Pro Rata portion of the Initial Optional New Project Capital Call and any Subsequent Optional New Project Capital Call with respect to such New Project (an “Optional New Project Deficiency”), then the Approving Class A Members shall have the right, exercisable by a Majority Approval of such Approving Class A Members, to rescind the Initial Optional New Project Capital Call by delivering written notice to the Company and the Non-Approving Class A Members within five (5) Business Days after the Company receives the Non-Approving Class A Member Notice.  In the event that the Approving Class A Members do not so rescind the Initial Optional New Project Capital Call, then on the date that the Class A Members would first be required to fund the Initial Optional New Project Capital Call, (x) each Optional New Project Fully Contributing Member shall make an Additional Capital Contribution in an amount equal to its Pro Rata portion of such Initial Optional Capital Call, and (y) any Optional New Project Fully Contributing Member shall fund any Optional New Project Deficiency pursuant to Section 5.4(b)(iii) to the extent it has elected to do so.  In the event that any Non-Approving Class A Member fails to deliver a Non-Approving Class A Member Notice within the 90-Day period, such Non-Approving Class A Member shall be deemed to have elected for an Optional New Project Deficiency.

(iii)                               Oversubscription. In the event that any Non-Approving Class A Member elects for an Optional New Project Deficiency, or is deemed to have elected for an Optional New Project Deficiency, then each Optional New Project Fully Contributing Member shall have the right, but not the obligation, to make Additional Capital Contributions Pro Rata (or in such other portions as they may agree) up to the amount of the Optional New Project Deficiency by giving written notice to the Company and the other Optional New Project Fully Contributing Members within ten (10) Business Days after the Non-Approving Class A Member Notice, specifying the amount that such Optional New Project Fully Contributing Member agrees to contribute. If, after the ten (10) Business Day period, the Optional New Project Fully Contributing Members have not agreed to make advances, in the aggregate, equal to the full amount of the Optional New Project Deficiency, the Company shall notify the Optional New Project Fully Contributing Members of the remaining Optional New Project Deficiency and the Optional New Project Fully Contributing Members, whether or not they previously agreed to make Additional Capital Contributions with respect to such Optional New Project

Deficiency, will have the right, but not the obligation, to make further Additional Capital Contributions Pro Rata (or in such other portions as they may unanimously agree) up to the amount of the remaining Optional New Project Deficiency by giving written notice to the Company and the other Optional New Project Fully Contributing Members within an additional five (5) Business Days after such notice from the notifying Optional New Project Fully Contributing Member, specifying the additional amount that the Optional New Project Fully Contributing Member agrees to contribute.  If, after such five (5) Business Day period, the Optional New Project Fully Contributing Members have not agreed to make advances, in the aggregate, equal to the full amount of the remaining Optional New Project Deficiency, then the remaining portion of such Optional New Project Deficiency shall remain unfunded.  Upon payment of any Additional Capital Contributions under this Section 5.4(b)(iii), the Company shall issue to each Optional New Project Fully Contributing Member a number of Class A Units (net of and without duplication for any Class A Units previously issued to such Optional New Project Fully Contributing Member in respect of such Additional Capital Contributions) equal to the quotient of (A) the total Additional Capital Contributions made by such Optional New Project Fully Contributing Member with respect to the applicable Optional Capital Call (including any Additional Capital Contributions made pursuant to this Section 5.4(d)) divided by (B) the Applicable Price per Unit.

27.                               Section 5.8 of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

5.8                               Loans.  Except as expressly provided in Sections 5.3 and 5.4, no Member may make any loans to the Company (a) without Supermajority Approval and (b) without offering to the other Members the opportunity to make such loans Pro Rata.  Subject to Sections 5.3(b)(ii)(E) and 5.4(a)(i)(E), loans shall not be treated as a Capital Contribution.

28.                               Section 6.6(g) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

(g)                                  Subject to the provisions of Section 8.4, within forty-five (45) Days after the end of each fiscal year of the Company and within twenty (20) Days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company, the Company shall furnish each Member with a copy of the balance sheet of the Company and a statement of Member’s capital as of the last Day of the applicable period, and a statement of income or loss and statement of cash flows for the Company for the current quarterly period (if applicable) and current year-to-date period, compared to budget, which shall be prepared in accordance with GAAP; provided, however, notes to the Company’s financials shall only be prepared and provided for the Company’s annual audited reports.  The Company’s year-end annual financial statements shall be audited by the

Independent Accountants in accordance with standards of the Public Company Accounting Oversight Board (United States) and furnished to each Member within sixty (60) Days of the end of the fiscal year of the Company.  Within twenty (20) Days after the end of each month other than December, the Company shall also furnish each Member with a copy of the income statement and balance sheet of the Company as of the last Day of such month.  In addition to the obligations above, the Company shall use its commercially reasonable efforts to provide, within a reasonable period following such Member’s request and at such Member’s sole expense, any financial or other information reasonably requested by a Member and shall prepare and deliver to any Member, within a reasonable period following such Member’s request and at such Member’s sole expense, such additional financial or other information as may be required in order for such Member or its Affiliate to comply with any reporting requirements under (i) the Securities Act and the rules and regulations promulgated thereunder, (ii) the Exchange Act and the rules and regulations promulgated thereunder, and (iii) any national securities exchange or automated quotation system.

29.                               Section 6.10(a) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

(a)                                 The Kinder Morgan Member shall be the “tax matters partner” of the Company pursuant to Section 6231(a)(7) of the Code until such time as another Member agrees to become the “tax matters partner” of the Company pursuant to Section 6231(a)(7) of the Code and is approved in such capacity by Majority Approval of the Class A Members (the Kinder Morgan Member or any such other Member, in each case, in its capacity as such, the “Tax Matters Partner”).  For purposes of this Section 6.10, the term “partnership” shall mean the Company.  The Tax Matters Partner shall take and shall have a continuing obligation to take such action as may be necessary to cause each other Member to become a “notice partner” within the meaning of Section 6223 of the Code.  The Tax Matters Partner shall inform each other Member of all significant matters that may come to its attention in its capacity as the Tax Matters Partner by giving notice thereof on or before the tenth (10th) Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all material written communications it may receive in that capacity.  The Tax Matters Partner shall keep each Member informed of all administrative and/or judicial Proceedings for the adjustment of the partnership items (as defined in Code Section 6231(a)(3) of the Code and Treasury Regulations promulgated thereunder) at the partnership level.  Without limiting the generality of the foregoing sentence, within ten (10) Days of receiving any written or oral notice of the time and place of a meeting or other Proceeding from the Internal Revenue Service regarding a partnership Proceeding (and in any event, within a reasonable time prior to such meeting or Proceeding), the Tax Matters Partner shall furnish a copy of such written communication or notice, or inform the Members in writing of the substance of any such oral communication.  This obligation of the Tax Matters Partner to inform the Members shall not extend to routine and minor events.  The Tax Matters Partner may not extend the statute of limitations, file a request for administrative adjustment on behalf of the Company, file suit on behalf of the Company concerning any tax refund or deficiency relating to any Company administrative adjustment or enter into any settlement agreement relating to any item of income, gain, loss, deduction or credit for any taxable year of the Company or take any other action contemplated by Sections 6222 through 6231 of the Code without the unanimous written consent of the Members.  The Tax Matters Partner shall have general oversight authority with respect to the accounting matters described in Section 6.6.

30.                               Section 7.4(a) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

(a)                                 The Board may appoint by Majority Approval of the Board such officers and assistant officers of the Company at any time as it shall deem necessary, who shall hold their offices for such terms and, subject to such matters as may be reserved for Supermajority Approval and the general oversight of the Board, shall have such authority and exercise such powers and perform such duties as may be delegated to them by the Board from its authority from time to time by pursuant to resolutions adopted by the Board.  Any person may hold two or more offices simultaneously.  Subject to the general oversight and direction of the Board, the officers shall have responsibility for the conduct of the normal and customary Day-to-Day operations of the Company.  Without limiting the generality of the foregoing, at any time, any Principal Member may request that the Company retain, either directly as an employee of the Company or in another capacity as determined appropriate by the Board, the services of a qualified professional, who shall have no current or past affiliations with any of the Members, to represent the commercial interests of the Company with respect to existing and potential customers of the Company, and following such a request, the Company shall use commercially reasonable efforts to retain such a professional as soon as possible and to appropriately compensate, empower and incent such professional to vigorously pursue the commercial interests of the Company.

31.                               Section 7.4(d) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

(d)                                 Compensation. The compensation, if any, of all officers, of the Company shall be fixed by Supermajority Approval.  The compensation, if any, of all employees and agents of the Company other than the officers of the Company shall be fixed by Majority Approval of the Board.

32.                               The LLC Agreement is hereby amended by adding a new Section 7.6(c), to read as follows:

(c)                                  Notwithstanding anything in this Agreement to the contrary (including any approval of the Board or Members that would otherwise be required), any Principal Member shall have the right, but not the obligation, at its

Confidential Treatment Requested

election and in its sole discretion, after giving five (5) Business Days prior written notice to each of the Company and the other Principal Member, to assert, exercise, pursue or prosecute any rights of the Company on behalf of the Company under or in respect of any Interested Party Transaction involving the other Principal Member, any of its Affiliates, or any of its and their officers, directors, employees or agents, including by bringing, or controlling the defense of, any claims under or in respect of such Interested Party Transaction; provided, however, that such election, assertion, exercising, pursuit, prosecution and defense of any such rights shall be taken in good faith and with the reasonable belief by the electing Principal Member that doing so is in the best interest of the Company.

33.                               Section 7.7(a)(xvii) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

(xvii)                    approve any New Project with respect to which the President of the Company has in good faith projected an unlevered internal rate of return of less than a rate equal to [**];

34.                               Sections 7.7(a)(xxi) and 7.7(a)(xxii) of the LLC Agreement are hereby amended and restated in their entirety to read as follows:

(xxi)                       approve the Construction Budget and certain LLC Budget increases pursuant to Section 7.8(b) below;

(xxii)                    approve any amendment to the Construction Budget or to an LLC Budget (solely to the extent such amendment, if it had been included in the current LLC Budget as originally proposed, would have resulted in the current LLC Budget requiring Supermajority Approval in accordance with clauses (i) and (ii) of Section 7.8(b));

35.                               Section 7.7(a) of the LLC Agreement is hereby amended by amending and restating Sections 7.7(a)(xxxiii) and (xxxiv) in their entirety, and adding a new Section 7.7(a)(xxxv), to read as follows:

(xxxiii)          approve an outside expert pursuant to Section 6.6 other than PricewaterhouseCoopers LLP;

(xxxiv)         approve the appointment of the Independent Accountants;

(xxxv)            approve insurance matters pursuant to the final sentence of Section 7.14(a); and

(xxxvi)         perform any act in contravention of this Agreement.

36.                               Section 7.8(b) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

(b)                                 The Company shall endeavor to, at least forty-five (45) Days prior to the earlier of the Commercial Operation Date and the completion of Phase I, present to the Board a reasonably detailed LLC Budget for the remainder of the fiscal year and, to the extent practicable, estimated amounts and timing of Capital Calls and estimated distributions for the remainder of such fiscal year.  Following the earlier of the Commercial Operation Date and the completion of Phase I, the Company shall present to the Board, at least forty-five (45) Days before the end of each fiscal year, a reasonably detailed LLC Budget for each upcoming fiscal year and, to the extent practicable, estimated amounts and timing of Capital Calls, estimated working capital levels and estimated distributions for the upcoming fiscal year.  The Board, by Majority Approval, may approve any subsequent LLC Budget; provided, however, that (i) an increase in the aggregate amount of the LLC Budget by an amount in excess of 5% of the lesser of (A) the current LLC Budget or (B) the actual results for the time period represented in the current LLC Budget, (ii) an increase of greater than 5% to any of the following line items of an LLC Budget: (A) Sustaining Capital, (B) Consulting and Contract Services, or (C) Routine R&M and Field Ops Supplies (in each of (A) through (C) inclusive of sub line items, if any, consistent with the format and presentation of the initial LLC Budget), and (iii) any change in an LLC Budget line item that relates to an Interested Party Transaction (including, without limitation, with respect to wages and employee benefits under any operation and management agreement, management services agreement or any similar agreement for the general operation and management of the Business and the assets of the Company) shall, in each case, require Supermajority Approval.  If any such LLC Budget is not approved prior to the commencement of the next fiscal year then, until a new LLC Budget is approved, the Company shall continue to operate under the LLC Budget approved for the preceding fiscal year; provided, that the line item amounts therein shall each be deemed increased by five percent (5%). Notwithstanding anything in this Agreement to the contrary, including Section 7.11, in determining any expenditures in an LLC Budget, the Managers appointed by the Class A Members to the Board in the performance of their duties as such in respect of such determination, shall act in good faith and shall exercise the same degree of diligence and care that such Managers exercise with respect to the performance of similar duties on behalf of the Class A Member that appointed such Managers.

37.                               Section 7.10(c) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

(c)                                  The doctrine of corporate opportunity, or any analogous doctrine, shall not apply to a Member.  Except with respect to Future Project Opportunities that receive the requisite approval by the Company, the Company and each Member hereby renounce any interest or expectancy in any business opportunity, transaction, agreement, arrangement or other matter that involves any aspect of the petroleum products storage industry or any other industry or business (each, a

“Non-Company Business Opportunity”) including any pipelines connecting to tanks or other facilities on the Property.  No Member who acquires knowledge of a business opportunity shall have any duty to communicate or offer such opportunity to the Company or any other Member, and such Member shall not be liable to the Company, to any Member or any other Person for breach of any fiduciary or other duty by reason of the fact that such Member does not communicate such opportunity or information to the Company or any other Member or pursues or acquires such opportunity for itself or directs such opportunity to another Person.  By way of example and not in limitation of the foregoing, any Non-Company Business Opportunity (other than Future Project Opportunities that receive the requisite approval) and any business opportunity that has been presented to the Board for consideration and has failed to receive the requisite approval (“Rejected Business Opportunities”) may be separately pursued by one or more of the Members or their respective Affiliates.  Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such Non-Company Business Opportunities or Rejected Business Opportunities or to the income or proceeds derived therefrom.

38.                               Section 7.14(a) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

(a)                                 Subject to Section 7.14(b), the Company shall, either directly or through the Members (or their respective Affiliates), obtain and maintain in effect casualty, liability and such other insurance as may be determined by the Board, by Majority Approval, to be reasonable and prudent.  On an annual basis, the Board shall, by Majority Approval of the Board, approve a plan for the procurement of the Company’s insurance policies and the minimum insurance levels for the Company pursuant thereto.  The initial insurance of the Company shall be as set forth on Exhibit E and is hereby approved by the Company and by the Members and shall not require any further approval hereunder.  Notwithstanding the foregoing, Supermajority Approval of the Board shall be required to the extent the cost of acquiring insurance of a like kind to the initial insurance exceeds 110% of the budgeted amount for the initial insurance as increased annually beginning January 1, 2013 by the 12-month change in the Producer Price Index for Finished Goods, not seasonally adjusted as reported by the Bureau of Labor Statistics.

39.                               Exhibit A of the LLC Agreement is hereby amended and restated in its entirety by replacing the existing Exhibit A with the Exhibit A attached hereto and hereby made a part hereof.

40.                               Except as hereby expressly modified, the LLC Agreement remains in full force and effect.  This First Amendment (i) shall bind and benefit the Members and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns; (ii) shall be modified or amended only in the manner set forth in the LLC Agreement; (iii) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE FROM TIME TO TIME IN EFFECT; and (iv) embodies the entire agreement and understanding between the parties with respect to modifications of instruments provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter.

41.                               The undersigned parties hereto hereby ratify, confirm and adopt all the terms and provisions of the LLC Agreement, as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties have executed this First Amendment in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one instrument, effective as of the date first above written.

KINDER MORGAN BATTLEGROUND OIL LLC

By:
Name:
Title:

TRANSMONTAIGNE OPERATING COMPANY L.P.

By:	TransMontaigne Operating GP L.L. C., its general partner

By:
Name:
Title:

TAUBER TERMINALS, LP

By:	Tauber Brothers, LLC, its General Partner

By:
Name:
Title:

Signature Page to First Amendment to Amended and Restated Limited Liability Company Agreement of Battleground Oil Specialty Terminal Company LLC

Confidential Treatment Requested

EXHIBIT A — MEMBERS

Membership Interests

Name and Address of Member	Capital Contributions	Equity Percentage Interest	Class A Equity Percentage Interest	Class B Equity Percentage Interest	Class A Units	Class B Units
Class A Members		[**]
TransMontaigne 1670 Broadway Suite 3100 Denver, Colorado 80202 Attn: President Facsimile: 303-626-8228	$76,065,988.69	[**]	42.50%		6,338,832.39
Kinder Morgan c/o Kinder Morgan Energy Partners, L.P. 500 Dallas, Suite 1000 Houston, Texas 77002 Attention: Secretary and General Counsel Facsimile: 713-369-9499	$98,438,388.31	[**]	55.00%		8,203,194.86
Tauber Terminals, LP 55 Waugh, Suite 700 Houston, TX 77007-5837 Attention: David W. Tauber	$4,474,470.00	[**]	2.50%		372,872.50
Class B Members		[**]		100%		0
BOSTCO Partners, L.P. [ ] [ ]		[**]		71.43%		500
Yaron Gisser [ ] [ ]		[**]		28.57%		200